                                                                     EXHIBIT 5.1
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Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103



March 30, 1999


Cephalon, Inc.
145 Brandywine Parkway
West Chester, PA 19380

Re: Cephalon, Inc. - Registration Statement on Form S-3 Relating to the Registration of 1,945,000 shares of Common Stock, $.01 par value
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Ladies and Gentlemen:

We have acted as counsel to Cephalon, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,945,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") to be sold by the Selling Stockholders named in the Registration Statement. Of the Shares, (i) 1,920,000 shares (the "Warrant Shares") will be issued from time to time upon exercise of warrants, each dated March 1, 1999 (the "Warrants"), by the Selling Stockholders, and (ii) 25,000 shares (the "Additional Warrant Shares") will be issued from time to time upon exercise of warrants (the "Additional Warrants") issued to Petkevich & Partners.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Warrant Shares when issued pursuant to the Warrants and the Additional Warrant Shares when issued pursuant to the Additional Warrants will be validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended. We hereby consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP